                                                       Exhibit 99.1
David L. Aronoff (SBN: 152606)
daronoff@winston.com
Saul S. Rostamian (SBN: 235292)
srostamian@winston.com
WINSTON & STRAWN LLP
333 S. Grand Avenue, Suite 3800
Los Angeles, CA 90071-1543
Telephone: (213) 615-1700
Facsimile:   (213) 615-1750

Ian Boczko (pro hac vice pending)
IBoczko@wlrk.com
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, NY 10019
Telephone: (212) 403-1000
Facsimile:   (212) 403-2196

Attorneys for Plaintiff,
BANC OF CALIFORNIA, INC.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SOUTHERN DIVISION

BANC OF CALIFORNIA, INC., Plaintiff, v. BASSWOOD CAPITAL MANAGEMENT, LLC, BASSWOOD ENHANCED LONG SHORT FUND, LP, and BASSWOOD ENHANCED LONG SHORT GP, LLC, Defendants.
Case No.

COMPLAINT FOR:

1) BREACH OF CONTRACT – INJUNCTIVE RELIEF

2) BREACH OF CONTRACT – DAMAGES

3) VIOLATION OF SECTION 13(D) OF THE EXCHANGE
    ACT AND SEC RULES PROMULGATED THEREUNDER

DEMAND FOR JURY TRIAL

Complaint

Plaintiff Banc of California, Inc. (“BANC” or the “Company”), by its undersigned counsel alleges, upon knowledge as to itself and its own acts and upon information and belief as to all other matters, against Defendants Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund, LP, and Basswood Enhanced Long Short GP, LLC (collectively “Basswood”).

SUMMARY OF THE ACTION

1. Basswood is a New York-based hedge fund with a penchant for targeting community banks.  BANC is an Irvine-based community bank holding company that serves communities throughout Southern California.  This action concerns Basswood’s deliberate breaches of a contract with BANC and violations of federal securities laws.  Basswood’s unlawful conduct was undertaken in furtherance of its scheme to obtain nonpublic information from BANC and then to attempt to bully BANC into serving Basswood’s short-term investing interests over BANC’s obligations to its regulators, communities, employees, and other shareholders.  Through its unlawful conduct, Basswood has caused irreparable harm to the Company, its shareholders, and the investing public.

2. A few short years ago, BANC was a small, thinly capitalized thrift holding company that had been buffeted by the financial crisis.  A number of independent investors, largely California-based individuals and businesses, invested altogether $60 million of capital in BANC in 2010 to enable its recovery and growth to serve the communities in which it operates.  Recognizing the fatal mistake of many other California banks in the years preceding the financial crisis of failing to build and maintain adequate levels of capital, BANC’s new Board and management adopted an approach of ensuring regular access to the capital markets.  This would ensure the health of the institution, fulfill the mandate of its regulators, and allow it to grow responsibly to serve additional communities.

3. Part of this capital markets access, for BANC and many other community banks like it, is the occasional discussion with qualified private investors

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who may be interested in a private placement of stock.  These private placements can allow companies quick and inexpensive access to the capital markets as compared to public filings.  The initial recapitalization of BANC was accomplished through a private placement, and BANC subsequently entered into important directed transactions with responsible and supportive investors including Patriot Financial Partners and OakTree Capital Management, L.P.

4. BANC was first introduced to Basswood by a financial adviser in late 2012 in connection with a potential private placement.  Based on Basswood’s apparent interest in investing, BANC agreed to provide Basswood with highly confidential and sensitive information about the Company.  But to protect the Company and its shareholders, BANC directed its financial adviser to negotiate a strict confidentiality and nondisclosure agreement (the “NDA”) that prohibited Basswood from disclosing the Company’s confidential information, and from using the Company’s confidential information for any purpose other than to evaluate a potential private placement.  (Ex. A).  Basswood agreed to these terms in the NDA.  Critically, for the one-year term of the agreement, Basswood was also barred from purchasing any BANC securities for its own account.

5. Basswood did not invest in the Company’s stock in connection with the potential private placement, and BANC thought the parties would go their separate ways.  Basswood had different plans.  The ink was hardly dry on the parties’ contract when Basswood’s affiliates — while Basswood was in possession of BANC’s material nonpublic information — began to surreptitiously accumulate a substantial stake in BANC through open-market purchases that went unreported for months.  While subject to the contractual standstill and in possession of material nonpublic information, Basswood acquired at least 7.37% of BANC’s outstanding voting shares, becoming the Company’s single largest shareholder.

6. With its unlawfully acquired shares, Basswood began touting its position as the Company’s largest shareholder and attempting to use that position to

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influence and control the Company and its decisions about capital.  Basswood demanded access to BANC’s material nonpublic information, and berated the Company’s CEO for refusing to violate Regulation FD and other securities laws in order to give Basswood special treatment.  When BANC refused to accede to Basswood’s unlawful demands, Basswood threatened to sell its stock, wage a proxy fight, and to impede future capital raises by the Company.

7. Basswood also used its ill-gotten status as the Company’s largest shareholder to foment discontent among other BANC shareholders, instigating a “whisper campaign” against BANC and its management.  And Basswood sought to team up with other BANC shareholders for the purpose of exerting influence over the Company, forming a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC regulations thereunder.  Yet Basswood never publicly disclosed these concerted efforts as required by the federal securities laws, and in fact falsely certified to the contrary.

8. When Basswood’s share ownership first exceeded 5% of the Company’s outstanding shares, Basswood filed an ownership report on Schedule 13G falsely certifying that it had no intent of “changing or influencing the control of the issuer” or to participate “in any transaction having that effect.”  Contrary to that certification, Basswood sought to exercise influence over the control of BANC.  As recently as a month ago, a representative of Basswood disrupted a private marketing call for a BANC public offering, despite having no apparent intention to participate in the offering.  Basswood has never filed the required Schedule 13D, improperly trying to seek refuge in the passive-investor exception that allows investors to provide the more limited disclosures contained in Schedule 13G and also falsely denying its participation in a group with other investors.

9. In this action, BANC seeks damages and injunctive relief for the harm that Basswood has caused the Company by its blatant breaches of contract.  Absent its

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illicitly acquired securities, Basswood could not have angled for improper access to material nonpublic information, while seeking to actively influence BANC and other shareholders and impeding BANC’s subsequent capital raises.  BANC also seeks redress for the irreparable harm caused by Basswood’s improper public disclosures through which it has concealed its influence and control intentions from the Company and its public shareholders.

10. BANC has a proud history of shareholder engagement, welcoming input and encouraging ongoing dialogue with its investors.  But it refuses to engage with investors who breach their contracts with the Company and violate the federal securities laws, to the detriment of BANC and its public shareholders.

JURISDICTION AND VENUE

11. This Court has subject-matter jurisdiction over this action pursuant to (a) 28 U.S.C. §§ 1331 and 1332, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as this is a suit brought to enforce liabilities and duties created by the Exchange Act; and (b) 28 U.S.C. § 1367 because the acts of the state law claims form part of the same case or controversy.

12. This Court has personal jurisdiction over Basswood pursuant to California’s long-arm statute, Cal. Civ. Proc. Code § 410.10.  Basswood has continuous and systematic general business contacts with California and has purposefully availed itself of the privilege of doing business in California.  Specifically, Basswood contracted with FIG Partners acting as an agent on behalf of BANC, a California resident, by entering into the NDA.  Basswood has also sent communications, including e-mails, letters and phone calls, regarding BANC’s business plans and Basswood’s BANC investment to BANC in California.  As set forth in the Complaint, Basswood also made securities filings concerning a BANC, a company headquartered in California.  And, as pled in this complaint, Basswood has injured BANC, a California resident.

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13. Venue is proper in this district pursuant to Section 27 of the Exchange Act, 15 U.S.C. § 78aa and 28 U.S.C. § 1391.

THE PARTIES

14. BANC is a corporation organized under the laws of Maryland, with its headquarters in Irvine, California.  BANC’s common shares are registered pursuant to Section 12 of the Exchange Act, 15 U.S.C. § 78l, and are traded on the NYSE.

15. Basswood Capital Management L.L.C. is a hedge fund organized under the laws of Delaware that was co-founded in 1998 by Matthew A. Lindenbaum and Bennett D. Lindenbaum.  Basswood has approximately $2.5 billion in assets under management, and is based in New York, New York.

16. Basswood Enhanced Long Short Fund, LP is a Delaware limited partnership and an affiliate of Basswood Capital Management L.L.C.

17. Basswood Enhanced Long Short GP, LLC is a Delaware limited liability corporation and an affiliate of Basswood Capital Management L.L.C.

FACTUAL ALLEGATIONS

A.           Basswood Agrees to be Bound by an NDA With a Standstill Provision.

18. A financial adviser to BANC, FIG Partners, identified a number of potential participants in a capital raise that the Company was considering during the fall of 2012.  Among them was Basswood, an activist hedge fund with a history of investing in community banks like BANC.  At the time, Basswood had not reported beneficial ownership of any BANC securities.

19. While the Company was interested in pursuing discussions with the potential investors identified by FIG Partners, including Basswood, BANC was concerned with ensuring that its confidential, competitively sensitive information was not disclosed or misused to the detriment of the Company or its public shareholders.

20. To facilitate fruitful discussions while simultaneously protecting its confidential information, BANC insisted that Basswood agree to strict confidentiality

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and use restrictions, including a standstill provision, before Basswood received any confidential information.

21. On November 28, 2012, the parties executed the NDA.  The NDA was signed by Matthew Lindenbaum, on behalf of Basswood, and by FIG Partners, LLC, acting as an agent on behalf of BANC (f/k/a First Pactrust Bancorp, Inc.).

22. In addition to a standard nondisclosure provision barring Basswood from disclosing confidential information, other than with BANC’s prior written consent, the NDA also contained broad use restrictions and a detailed standstill provision.

23. Paragraph 2 of the NDA prohibited Basswood from using confidential information for any purpose other than to evaluate the potential private-placement transaction.  Paragraph 9 of the NDA prohibited Basswood, until November 28, 2013, from using confidential information to “by-pass, compete, avoid, circumvent or attempt to circumvent the Company” or in any manner to “exploit[] or derive[] any benefit from the Confidential Information” other than to effect the private placement under discussion.

24. Pursuant to the standstill provision contained in paragraph 8 of the NDA, Basswood also agreed that, absent BANC’s prior written consent, it would not “in any manner, directly or indirectly” do, among other things, the following:

i.
acquire, agree to acquire or offer or assist, advise or encourage any other person in acquiring any equity securities of the Company, any warrants or options to acquire such securities, any securities convertible into or exchangeable for such securities or any other right to acquire such securities, other than those acquired in a fiduciary or investment advisory capacity or in satisfaction of a bona fide debt previously contracted which in the aggregate do not constitute more than 5% of the Company’s outstanding voting securities;

ii.	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), with respect to any securities of the Company;

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iii.	otherwise act, alone or in concert with others, to seek control or influence, in any manner, the management, Board of Directors or policies of the Company; or

iv.
have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing.

Basswood further agreed that during the period of the NDA, it would not “make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing.”

25. Basswood agreed that its obligations with respect to confidential information would “survive any termination or other cessation of discussions and transactions contemplated” by the NDA and would “remain in full force and effect for a period of one year” from the date thereof.

26. Paragraph 16 of the NDA provides that each of BANC’s affiliates are third-party beneficiaries of the contract and thus are entitled to benefit from and enforce the contract.

27. In view of the importance of the protections contained in the NDA, the parties agreed in paragraph 10 that “[n]o failure or delay by any party in exercising any right, power or privilege under [the NDA] (or otherwise under law) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.”  The parties further specified that “[n]o provision of [the NDA] may be waived or amended nor any consent given except by a writing signed by each party’s duly authorized representative, which writing specifically refers to this letter agreement and the provisions so amended or for which such waiver or consent is given.”

28. Basswood also acknowledged in paragraph 13 of the NDA that “the confidential information has competitive value and significant damage could result if

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it were breached or used in violation of this letter agreement.”  For that reason, Basswood agreed that, in addition to any other remedy to which the Company may be entitled in law or equity, the Company would be entitled to injunctive relief to remedy any breach.

29. Paragraph 14 of the NDA provides that the contract is governed by the laws of the State of Georgia.

B.	Basswood Receives Competitively Sensitive Nonpublic Information from BANC Pursuant to the NDA.

30. Once the NDA was in place, BANC’s CEO, Steven Sugarman, met with Basswood’s co-founder and principal, Matthew Lindenbaum, on December 10, 2012 to discuss the terms of a potential private-placement transaction.

31. At that meeting in December 2012, Mr. Sugarman shared with Basswood a document revealing BANC’s future capital needs, modeled to reflect a number of different assumptions.  This document contained sensitive, material nonpublic information, covered and protected by the NDA.

32. During the same meeting, Mr. Lindenbaum indicated that Basswood would be interested in a potential transaction, subject to the participation of another New York-based private equity fund.

33. Ultimately, BANC decided not to proceed with a private-placement transaction and ceased contact with Basswood.

C.	Basswood Starts Amassing BANC Securities in Breach of the NDA’s Standstill Provision.

34. Although the capital raise that the Company was contemplating at the end of 2012 was not completed, BANC’s NDA with Basswood, including the agreement’s strict confidentiality, use and standstill restrictions, remained in full force and effect.

35. Nevertheless, during the first quarter of 2013, Basswood began rapidly acquiring a significant stake in BANC.  On May 15, 2013, Basswood

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disclosed on Form 13-F (listing all of its fund holdings) that it had acquired 341,295 shares of BANC voting common stock, or approximately 3.14% of BANC’s outstanding shares, during the previous quarter.

36. Basswood continued its buying spree during the second quarter of 2013, disclosing for the first time on July 26, 2013 on Schedule 13G that it had increased its ownership position in BANC to 1,130,775 shares of voting common stock, or approximately 7.37% of BANC’s outstanding shares.  This Schedule 13G was the first Company-specific filing identifying Basswood’s BANC holdings.

37. On the cover of its July 26, 2013 Schedule 13G, Basswood indicated that it was making the disclosure on Schedule 13G rather than Schedule 13D pursuant to SEC Rule 13d-1(c).  Rule 13d-1(c) permits filers subject to Section 13(d) to file a short-form ownership report on Schedule 13G in lieu of Schedule 13D if they are “passive investors” — i.e., so long as they have not “acquired the securities with any purpose, or with the effect of, changing or influencing the control of the issuer or in connection with or as a participant in any transaction having that effect.”

38. Thus, by the end of the second quarter of 2013 — with four months remaining on the term of the NDA — Basswood had become the Company’s single largest stockholder, holding 7.37% of BANC’s outstanding shares.  All of these purchases were made in violation of the NDA, which prohibited Basswood from acquiring any of the Company’s shares until November 28, 2013.

39. Basswood continued to amass shares for the remainder of 2013, disclosing on an Amendment No. 1 to Schedule 13G filed on February 12, 2014 that it had acquired 1,567,765 shares, or 8.03%, of the outstanding shares of voting common stock as of December 31, 2013.

40. As it had done previously in its July 26, 2013 Schedule 13G filing, Basswood invoked the passive-investor exception under Rule 13d-1(c) as a basis to avoid filing on Schedule 13D.

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D.	Basswood Threatens BANC’s CEO for Refusing to Unlawfully Reveal Material Nonpublic Information.

41. BANC announced its third-quarter 2013 results on November 12, 2013.  In the wake of the Company’s earnings release, Basswood requested a telephonic meeting with Mr. Sugarman to discuss the Company’s results.

42. At the outset of the call, which took place on November 18, 2013, Matthew Lindenbaum pressed Mr. Sugarman about BANC’s capital needs.  Mr. Sugarman explained that he could provide Basswood with detailed information concerning the Company’s capital needs only if Basswood was brought “over the wall” after signing another confidentiality arrangement.  Mr. Lindenbaum declined.

43. On December 3, 2013, the BANC board decided to accept an investment by Patriot Financial Partners to acquire approximately 7.7% of the Company’s outstanding common stock at a price of $13.25 per share — a 6.3% premium to the Company’s trading price at that time.

44. Upon learning of this decision, Mr. Lindenbaum contacted Mr. Sugarman.  During a call on December 18, 2013, Mr. Lindenbaum castigated Mr. Sugarman for the premium capital raise and complained that he had not been told it was forthcoming.

45.   Mr. Lindenbaum was irate that, during their earlier conversation, Mr. Sugarman had not shared with him the material nonpublic information that BANC was considering a deal with Patriot Financial Partners.

46. When Mr. Sugarman reminded Mr. Lindenbaum that he had expressly warned that he could not share material nonpublic information with Basswood absent a nondisclosure agreement, Mr. Lindenbaum indicated that, as Basswood was the Company’s “largest shareholder,” he would have expected such information to be shared with him, and, indeed, he has insisted that other similarly-situated CEOs share this information with him all the time.

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47. When Mr. Sugarman adhered to his view that it was inappropriate to share material nonpublic information with Basswood without a new nondisclosure agreement in place, Mr. Lindenbaum threatened to go after Mr. Sugarman publicly to teach him a lesson about the consequences of not playing ball with Mr. Lindenbaum.  Mr. Lindenbaum issued a series of related threats in an apparent attempt to persuade Mr. Sugarman to reconsider his stance.  Mr. Lindenbaum first threatened to sell off Basswood’s shares to depress the value of BANC’s stock, thereby undermining BANC’s ability to finance future growth.  Mr. Lindenbaum also threatened to impede BANC’s future capital raising efforts by seeking to denigrate both BANC and Mr. Sugarman in the eyes of other investors and market participants.  He also specifically threatened to nominate representatives of other significant shareholders of the Company in a future proxy contest.

48. Following Mr. Lindenbaum’s overt threats, Mr. Sugarman terminated the call and immediately repeated the details of his conversation to several members of management and certain members of the Company’s board.

49. Despite Mr. Lindenbaum’s attempt to impact major Company decisions by asserting Basswood’s status as the Company’s largest shareholder as a basis to receive material nonpublic information, in violation of the law, and notwithstanding Mr. Lindenbaum’s threat to wage a proxy fight in concert with other major shareholders, Basswood did not amend its July 26, 2013 Schedule 13G filing or file a Schedule 13D to disclose to the investing public Basswood’s intent to change or influence control of the Company or to reflect its participation in a Section 13(d) group — an intent it had previously hidden by filing on Schedule 13G in July of 2013, instead of filing on Schedule 13D.

50. Under Rule 13d-1(e)(1), a person that is the beneficial owner of more than 5% of a class of equity statements who files on Schedule 13G by virtue of the exception provided under Rule 13d-1(c) must file a Schedule 13D within ten days of developing an intent to “acquire[] or hold[] the securities with a purpose or effect of

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changing or influencing control of the issuer” or if it intends to participate “in any transaction having that purpose or effect.”

51. One consequence of failing to comply with this rule is set forth in Rule 13d-1(e)(2).  Until ten days after a Schedule 13D filing is made subject to Rule 13-1(e)(1), the filing person “shall not:  (i) Vote or direct the voting rights of the securities described therein; or (ii) Acquire an additional beneficial ownership interest in any equity securities of the issuer of the securities, nor of any person controlling the issuer.”

52. Basswood has never filed the required Schedule 13D, notwithstanding having demonstrated a clear intention to influence control of BANC.  Nor did it refrain from acquiring still more shares in BANC.

53. To the contrary, Basswood continued to amass shares for the remainder of 2013, disclosing on a Schedule 13G filed on February 12, 2014 that it had acquired 1,567,765 shares, or 8.03% of the outstanding shares of voting common stock as of December 31, 2013.

54. In its February 12, 2014 filing, Basswood repeated its earlier false and misleading disclosure that it was filing on Schedule 13G rather than 13D because it had not “acquired the securities with any purpose, or with the effect of, changing or influencing the control of the issuer or in connection with or as a participant in any transaction having that effect.”  Rule 13d-1(c).

E.	Basswood Publicly Derides BANC and its CEO, Seeks to Form a Group With Other Major Shareholders, and Engages in Highly Disruptive Conduct With Respect to BANC.

55. Mr. Lindenbaum and Basswood then apparently decided to use their illicitly obtained position as a substantial BANC shareholder to make good on their threats.

56. Shortly after Messrs. Lindenbaum and Sugarman hung up the phone, on December 18, 2013, BANC learned from other investors that Basswood was

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engaged in a “whisper campaign,” publicly expressing its displeasure with Mr. Sugarman and with the BANC board’s decision to proceed with the capital raise with Patriot Financial Partners.

57. In early 2014, BANC learned that Basswood was actively soliciting other major shareholders in an attempt to influence their voting of Company common stock and to interfere with the Company’s efforts to raise capital from both existing shareholders and other potential investors.

58. On information and belief, Basswood wrongfully used the confidential information on potential capital needs it obtained from BANC to discourage other parties from investing in BANC.

59. Specifically, a significant investor in BANC, which was then a party to a mutual nondisclosure agreement with BANC, informed BANC management that Basswood had separately summoned that investor and Endicott Management Company (“Endicott”) to meetings with Basswood.  In the course of those meetings, Mr. Lindenbaum critically described BANC’s potential capital needs, expressed Basswood’s desire and intent to exert influence on BANC’s governance and Board membership, and sought the investors’ support for Basswood’s views and scheme.

60. On April 8, 2014, Endicott asked to be released from its existing nondisclosure agreement with BANC, which request BANC declined, reiterating BANC’s expectation that Endicott would continue to abide by its obligations in its nondisclosure agreement.  Endicott affirmed in writing its intent to fully comply with these obligations.  Following Basswood’s deliberate attempts to stifle the Company’s capital raising efforts by discouraging additional investment, Endicott declined to participate in a subsequent public offering undertaken by BANC in May of 2014 in connection with BANC’s acquisition of certain branches of Banco Popular North America.

61. Basswood’s deliberate interference with the Company’s capital raising activities impacted execution, resulted in lower participation in the Company’s securities offerings, and led to reduced proceeds from the offerings, including its May 2014 common stock and tangible equity unit offerings.

62. Continuing Basswood’s pattern of disruption, Mr. Lindenbaum obtained the dial-in number and password for, and dialed into, a May 14, 2014 conference call held by the Company’s investment bankers in connection with launching and pricing the Company’s public offerings of common stock and tangible equity units.  The conference call was intended to facilitate these offerings by providing information to prospective purchasers of Company securities.  Although Basswood did not purchase any securities in the offerings, expressed no interest in participating in the offerings and, on information and belief, had no intention of participating therein, Mr. Lindenbaum actively disrupted the call, by asking numerous questions and expressing direct and hostile criticisms of the Company and its management, and recommending that the composition of the board be changed to include a representative of one of the Company’s significant shareholders.  During the call, Mr. Lindenbaum referred to his role at Basswood, which remained among the Company’s largest investors, in an apparent effort to garner attention and to suggest to other shareholders that Basswood might sell its position in the Company.  On information and belief, the true purpose of Mr. Lindenbaum’s participation in the call was to sabotage BANC’s efforts to raise funds through a public offering.  And consistent with Mr. Lindenbaum’s earlier threat, Basswood disclosed later the same day that it had sold off a significant portion of its BANC stake.

F.	Basswood Secretly Forms a Group With PL Capital to Influence and Exert Control Over the Company, and Fails to Make the Required SEC Disclosures.

63. While seeking to disrupt the Company and publicly smear BANC and its CEO, Basswood was also working in secret to team up with another BANC investor, PL Capital LLC (“PL Capital”).   PL Capital is controlled by Richard Lashley and John Palmer.

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64. PL Capital and Basswood have a track record of coordinating their investments in the same companies.  Indeed, Basswood has substantial holdings in three of PL Capital’s four largest positions and four of its largest ten.

65. Like Basswood, PL Capital concentrates its efforts on conducting and publicizing activist campaigns targeting community banks.  Both funds have recently disclosed overlapping positions in three other community banks:

●
Metro Bancorp, Inc.  PL Capital first reported a greater than 5% active ownership stake on March 24, 2014, and has since reported increasing its position to more than 8% as of May 28, 2014.  Less than one week later, on June 4, 2014, Basswood sent a letter to the board of directors of Metro Bancorp reporting an active ownership stake of 9.78%, and requesting that the board pursue a sale or merger.  Both PL Capital and Basswood reported their acquisitions on a Schedule 13D, indicating their intent to change or influence control of Metro Bancorp, and Basswood’s Schedule 13D and letter to the board expressly acknowledged the existence of “another large shareholder . . . monitoring the company’s performance and the actions of Metro’s management and the Board.”

●
BankFinancial Corporation  PL Capital and Basswood each held more than 5% of BankFinancial as of March 31, 2014.  PL Capital obtained a board seat following the filing of their initial ownership report on Schedule 13D.

●
Orrstown Financial Services, Inc.  PL Capital first disclosed a 6.4% position in Orrstown on October 22, 2012 and last reported a 5.7% stake on May 16, 2013.  Basswood reported a position of 4.35% in Orrstown as of March 31, 2014.

66. These three overlapping investments represent a significant percentage of PL Capital’s investment portfolio.  PL Capital’s holdings in Metro Bancorp, Inc., BankFinancial Corporation, Orrstown Financial Services Inc., and (as discussed below), BANC, collectively represent approximately 31% of its reported $235 million portfolio.

67. Until very recently, PL Capital was a relatively small BANC shareholder.  Since Basswood began to acquire BANC stock and threaten Mr.

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Sugarman, however, PL Capital has substantially increased its holdings.  Following recent capital raises by the Company, PL Capital more than doubled its existing holdings in the Company.

68. On June 6, 2014, PL Capital disclosed its increased ownership stake in BANC in a Schedule 13D filing, in which it threatened to “[i]f needed, . . . assert its stockholder rights.”

69. On the same day, PL Capital delivered a letter to the BANC board strongly criticizing the Company’s recent capital raises and certain governance and strategic matters.  PL Capital’s letter reveals that PL has been in discussions with other BANC investors, including concerning the Company’s same capital raises that Basswood has been publicly denigrating.   According to PL Capital:

The handling of the most recent capital raise, and from what I hear from other investors, the previous capital raises, indicates poor stewardship of capital on your and the Board’s part.

(Emphasis added).  On information and belief, one of the “other investors” referenced in PL Capital’s letter is Basswood.

70. In the same letter, PL Capital demanded that the Company withdraw the equity incentive plan that was approved by BANC’s shareholders at the 2013 Annual Meeting, and either resubmit a revised plan incorporating PL Capital’s design changes or resubmit the prior plan for another shareholder vote.

71. On information and belief, PL Capital made this demand in the belief that, with its dramatically increased stake, PL Capital — in combination with other investors with which it is in conversation or acting in concert — may have amassed sufficient voting control to overturn the prior valid decision of the Company’s shareholders.

72. Based on the above evidence, and on information and belief, Basswood has formed a group with one or more shareholders of BANC, including PL

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Capital, in that these entities have “agree[d] to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer.”  Rule 13d-5.

73. Together, PL Capital and Basswood have recently reported ownership of more than 9.5% of the Company’s outstanding voting securities — a figure well in excess of the 5% threshold for filing a Schedule 13D.  By failing to file a Schedule 13D, Basswood has improperly understated the extent of its holdings, failed to make all the disclosures required to be made on Schedule 13D, and has deprived the Company and its public shareholders of necessary information regarding Basswood’s machinations and control intent.

74. This failure to make the required Schedule 13D filing was also an express violation of Rule 13d-1(e)(1), which required Basswood to file a Schedule 13D within ten days of developing an intent to acquire or hold BANC’s securities “with a purpose or effect of changing or influencing control of the issuer.”

75. Basswood’s blatant nondisclosure is consistent with Basswood’s ongoing secret and illicit campaign of destructive conduct.  It is exactly this kind of secretive behavior that Section 13(d) is designed to prevent.
FIRST CLAIM FOR RELIEF
(Breach of the NDA — Injunctive relief)

76. The allegations of paragraphs 1 through 75 are repeated as if fully set forth herein.

77. The NDA was a valid and binding agreement that was signed by Basswood and FIG Partners acting as an agent on behalf of BANC, which was in full force and effect for one year after it was signed on November 28, 2012.

78. Pursuant to paragraph 10 of the NDA, no right, power, or privilege can be waived, and no provision can be amended, either in full or in part, absent the express consent of both parties in writing.  No such consent was given at any time by BANC.

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79. BANC performed all obligations under the NDA and was not in breach thereof.

80. Among other things, the NDA:

(a)
prohibited Basswood, for the term of the agreement, from acquiring any BANC securities for its own account, and from acquiring more than 5% of BANC’s outstanding voting securities in a fiduciary or investment advisory capacity or in satisfaction of a bona fide debt previously contracted;

(b)
prohibited Basswood, for the term of the agreement, from using any confidential information for any purpose other than to evaluate the private-placement transaction being contemplated by the parties at the time of signing, including by “exploiting or deriving any benefit from the Confidential Information”; and

(c)
prohibited Basswood, for the term of the agreement from “act[ing], alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company.”

81. Basswood blatantly breached the above promises by purchasing for its own account at least 7.37% of BANC’s outstanding voting securities during the term of the NDA, and by doing so while in possession of material nonpublic information.

82. Basswood also breached the NDA by improperly using confidential information it received from BANC and that was protected by the NDA, including by acquiring BANC shares while in possession of this information, and thereafter by using such information to influence other investors and to discourage third parties from investing in BANC offerings.

83. Basswood further breached the NDA because it was seeking to exert influence over the Company despite its contractual obligation not to “act, alone or in

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concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company.”

84. Through its illicitly acquired shares, Basswood has sought and is continuing to seek to exert influence over the Company, causing damage to the Company, and has exploited its confidential information by purchasing shares and communicating with other investors.

85. As a result of Basswood’s breaches of the NDA, BANC has suffered and will continue to suffer irreparable harm, including through the distraction of the Company and its management from their important focus on legitimate operational and business matters, as well as by taking actions to harm the relationship between the Company and other significant shareholders and potential sources of capital, and deliberately interfering with the Company’s capital raising activities, which interference impacted execution, resulted in lower participation in the Company’s securities offerings, and led to reduced proceeds from the offerings, including the May 2014 common stock and tangible equity unit offerings.

86. BANC lacks an adequate remedy at law.

87. In accordance with the express provisions of paragraph 13 of the NDA, the Company is entitled to injunctive relief for these breaches.

SECOND CLAIM FOR RELIEF
(Breach of the NDA —Damages)

88. The allegations of paragraphs 1 through 87 are repeated as if fully set forth herein.

89. The NDA was a valid and binding agreement that was signed by Basswood and FIG Partners acting as an agent on behalf of BANC, which was in full force and effect for one year after it was signed on November 28, 2012.

90. Pursuant to paragraph 10 of the NDA, no right, power, or privilege can be waived, and no provision can be amended, either in full or in part, absent the

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express consent of both parties in writing.  No such consent was given at any time by BANC.

91. BANC performed all obligations under the NDA and was not in breach thereof.

92. Among other things, the NDA:

(a)
prohibited Basswood, for the term of the agreement, from acquiring any BANC securities for its own account, and from acquiring more than 5% of BANC’s outstanding voting securities in a fiduciary or investment advisory capacity or in satisfaction of a bona fide debt previously contracted;

(b)
prohibited Basswood, for the term of the agreement, from using any confidential information for any purpose other than to evaluate the private-placement transaction being contemplated by the parties at the time of signing, including by “exploiting or deriving any benefit from the Confidential Information”; and

(c)
prohibited Basswood, for the term of the agreement from “act[ing], alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company.”

93. Basswood breached the above promises by purchasing at least 7.37% of BANC’s outstanding voting securities during the term of the NDA, and by doing so while in possession of material nonpublic information.

94. Basswood also breached the NDA by improperly using confidential information it received from BANC and that was protected by the NDA, including by acquiring BANC shares while in possession of this information, and thereafter by using such information to influence other investors and to discourage third parties from investing in BANC offerings.

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95. Basswood further breached the NDA because it was seeking to exert influence over the Company despite its contractual obligation not to “act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company.”

96. Through its illicitly acquired shares, Basswood attempted to exert influence over the Company, causing damage to the Company, including through the distraction of the Company and its management from their important focus on legitimate operational and business matters, as well as by taking actions to harm the relationship between the Company and other significant shareholders and potential sources of capital, and deliberately interfering with the Company’s capital raising activities, which interference impacted execution, resulted in lower participation in the Company’s securities offerings, and led to reduced proceeds from the offerings, including the May 2014 common stock and tangible equity unit offerings.

97. As a result of Basswood’s breaches of the NDA, BANC was damaged in an amount to be proven at trial.

THIRD CLAIM FOR RELIEF
(Violation of Section 13(d) of the Exchange Act
and SEC Rules promulgated thereunder)

98. The allegations of paragraphs 1 through 97 are repeated as if fully set forth herein.

99. Basswood reported on Schedule 13G on July 26, 2013 that it beneficially owned 7.37% of BANC’s outstanding common stock as beneficial ownership is defined under the rules and regulations promulgated under Section 13(d) of the Exchange Act.

100. Basswood reported on Schedule 13G on December 31, 2013 that it beneficially owned 8.03% of BANC’s outstanding common stock as beneficial ownership is defined under the rules and regulations promulgated under Section 13(d) of the Exchange Act.

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101. Basswood reported on Form 13-F on May 15, 2014 that it beneficially owned 3.6% of BANC’s outstanding common stock as beneficial ownership is defined under the rules and regulations promulgated under Section 13(d) of the Exchange Act.

102. In both its July 26, 2013 and December 31, 2013 filings, Basswood indicated that it was disclosing its holdings in BANC on Schedule 13G rather than Schedule 13D pursuant to SEC Rule 13d-1(c).

103. Pursuant to Rule 13d-1(c), filers subject to Section 13(d) are permitted to file a short-form ownership report on Schedule 13G in lieu of the more detailed Schedule 13D so long as they have not “acquired the securities with any purpose, or with the effect of, changing or influencing the control of the issuer or in connection with or as a participant in any transaction having that purpose or effect.”

104. Pursuant to Rule 13d-1(e)(1), a person that is the beneficial owner of more than 5% of a class of equity securities who files on Schedule 13G by virtue of the exception provided under Rule 13d-1(c) must file a Schedule 13D within ten days of developing an intent to “acquire[] or hold[] the securities with a purpose or effect of changing or influencing control of the issuer” or if it intends to participate “in any transaction having that purpose or effect.”

105. Pursuant to Rule 13d-1(e)(2), until ten days after a Schedule 13D filing is made subject to Rule 13-1(e)(1), the filing person “shall not:  (i) Vote or direct the voting rights of the securities described therein; or (ii) Acquire an additional beneficial ownership interest in any equity securities of the issuer of the securities, nor of any person controlling the issuer.”

106. As set forth above in the Complaint, at the time Basswood was purporting to disclaim any purpose of “changing or influencing the control of the issuer,” Basswood was seeking to influence the Company, including, but not limited to, by taking the following actions:

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(a)	demanding input with respect to important matters of Company policy, including capital structure;
(b)	seeking to exploit Basswood’s status as the Company’s single largest shareholder to extract material nonpublic information not available to other shareholders;
(c)	threatening to wage a proxy fight, sell off its position, or impede future capital raises; and
(d)	launching a “whisper campaign” to undermine the board and management among other shareholders.

107. Basswood violated Section 13(d) by disclosing its beneficial ownership of BANC securities on Schedule 13G on July 26, 2013 and December 31, 2013, instead of on Schedule 13D, because Basswood was not entitled to invoke the exception under Rule 13d-1(c).

108. Even if Basswood initially lacked an intent to influence or control, it plainly developed one.  Its failure to update its disclosure and to file on Schedule 13D was a violation of Section 13(d) and Rule 13d-1(e)(1).

109. Basswood also violated Rule 13d-1(e)(2) by continuing to acquire BANC securities notwithstanding its failure to file a Schedule 13D once it became subject to Rule 13d-1(e)(1).

110. As set forth above in the Complaint, while Basswood’s holdings purportedly decreased below the 5% threshold, by the time that decrease occurred, Basswood had already formed a “group” with other BANC shareholders, including PL Capital.

111. Together, that group held at least 9.5% of the outstanding voting shares of the Company as of June 6, 2014, and was therefore required to file a Schedule 13D.  Basswood’s failure to do so constitutes a violation of Section 13(d).

112. Basswood’s repeated failure to make proper disclosure of its beneficial ownership of BANC securities was material to BANC shareholders and to the

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investing public, and concerns precisely the kind of information Section 13(d) requires to be made public.

113. In accordance with Section 13(d) of the Exchange Act, the Company is entitled to injunctive relief to prevent future violations.

114. BANC’s shareholders and the investing public will be irreparably harmed in the absence of the relief as prayed for herein.

PRAYER FOR RELIEF

WHEREFORE, BANC respectfully requests that this Court enter judgment:

ON THE FIRST CLAIM FOR RELIEF:

(a)           declaring that Basswood breached the NDA, and ordering that Basswood:

            (i)           cease using its illicitly acquired position as a significant shareholder of BANC to attempt to exert influence over BANC and other BANC shareholders whether directly or indirectly; and

(ii)           proceed in a prompt and orderly fashion to divest all BANC shares beneficially owned by Basswood;

ON THE SECOND CLAIM FOR RELIEF:

(b)           awarding damages caused by Basswood’s breach of the NDA in an amount to be proven at trial;

ON THE THIRD CLAIM FOR RELIEF:

(c)           declaring that Basswood has violated Section 13(d) of the Exchange Act and the rules promulgated thereunder, and ordering that Basswood:

(i)           publicly correct its material misstatements and omissions relating to BANC securities, including by filing with the SEC complete and accurate disclosures required by Section 13(d) of the Exchange Act;

(ii)           refrain from pursuing any activities to influence the management or policies of the Company, whether indirectly or indirectly, without first filing with the SEC complete and accurate disclosures as required by Section 13(d) of the

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Exchange Act;

(iii)           refrain from acquiring, directly or indirectly, any additional BANC securities, as required by Rule 13d-1(e)(2);

(iv)           refrain from voting all BANC shares beneficially owned by Basswood; and

ON ALL CLAIMS FOR RELIEF:

 (d)           attorneys’ fees, costs, prejudgment interest, and any other relief the Court deems proper.

DEMAND FOR JURY TRIAL

Pursuant to Rule 38 of the Federal Rules of Civil Procedure, BANC demands a trial by jury on all claims so triable.

Dated:  June 13, 2014

WACHTELL, LIPTON, ROSEN & KATZ Ian Boczko (pro hac vice pending)	WINSTON & STRAWN LLP ____/s/David L. Aronoff_____________________________ By: David L. Aronoff Attorneys for Plaintiff BANC OF CALIFORNIA, INC.

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